Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 107 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Michigan Municipal Income Fund, Fidelity Minnesota Municipal Income Fund, Fidelity Municipal Income Fund, Fidelity Ohio Municipal Income Fund, and Fidelity Short-Intermediate Municipal Income Fund of our report dated February 12, 2010; and Fidelity Pennsylvania Municipal Income Fund of our report dated February 16, 2010 on the financial statements and financial highlights included in the December 31, 2009 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2010